<Page 66>
                                                      Number 459156



                              COMPANY ACT



          CANADA
PROVINCE OF BRITISH COLUMBIA




                       CERTIFICATE OF INCORPORATION



                         I Hereby Certify that
                        KBK NO. 24 VENTURES LTD.



             has this day been incorporated under the Company Act








                 Issued under my hand at Victoria, British Columbia
                             on November 30, 1993

                                       /S/J S Powell

                                        JOHN S. POWELL
                                      Registrar of Companies


<Page 67>


Province of        Ministry of           Corporate, Central and Mobile
British Columbia   Finance and           Home Registry
                   Corporate Relations   940 Blanshard Street
                                         Victoria
                                         British Columbia
                                         V8W 3E6


                                         File Number: 459156



KBK NO. 24 VENTURES LTD.


I hereby certify that the documents attached hereto are copies of documents filed with the Registrar of Companies on November 30, 1993


                                        /S/ J S Powell

                                        JOHN S. POWELL
                                        Registrar of Companies